Exhibit 99.1

ManTech Announces Financial Results for First Quarter of Fiscal Year 2010

•	Revenue: $587.6 million, up 31 percent (15 percent organic) from first quarter FY09

•	Net Income: $27.5 million, up 13 percent from first quarter FY09

•	Diluted EPS: $0.76, up 12 percent from first quarter FY09

•	More than 1,000 net hires year-to-date

•	Reaffirming guidance, adjusted for impact of debt offering

FAIRFAX, Virginia, April 28, 2010 – ManTech International Corporation (NASDAQ: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the first quarter of fiscal year 2010, which ended March 31, 2010.

“In the first quarter of fiscal year 2010, we continued to accelerate revenue growth and strengthened our positioning in our key growth markets,” said George J. Pedersen, ManTech Chairman and Chief Executive Officer. “With a foundation of strong organic growth and cash flow, we also enhanced our flexibility to pursue strategic acquisitions that will add to shareholder value by completing a $200 million debt offering. Our management team and employees are building the best company in the industry to serve our government customers around the world supporting missions vital to national interest and security.”

Summary Operating Results

Revenues for the quarter were $587.6 million, up 31 percent from $449.6 million in the first quarter of fiscal year 2009. Organic growth was 15 percent for the quarter, driven primarily by direct labor growth in support of recent awards for systems engineering and test and evaluation programs and expanded requirements on existing cyber security and logistics programs. Organic growth is calculated as reported revenue for the current quarter divided by revenue for the prior year quarter adjusted as if Sensor Technologies Inc. (STI) had been acquired one year earlier.

Operating income for the quarter was $45.2 million (7.7 percent of revenue), up 12 percent from $40.4 million (9.0 percent of revenue) in the first quarter of fiscal year 2009. Operating margin percentage declined as expected because of lower profitability in the STI business and the amortization costs associated with the acquisition. In addition, core profitability declined as several contracts were renegotiated as they were extended by the customer.

Net income for the quarter was $27.5 million, up 13 percent from $24.5 million in the first quarter of fiscal year 2009. Increases in interest expense associated with the STI acquisition were offset by a drop in the effective tax rate from 39.0 percent in the first quarter of fiscal year 2009 to 37.8 percent.

Diluted earnings per share for the quarter were $0.76, up 12 percent from $0.68 in the first quarter of fiscal year 2009, driven by the increase in net income offset by a slightly higher share count compared to the prior year quarter.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $42.8 million (or 1.6 times net income), up from a use of cash of $31.8 million in the first quarter of fiscal year 2009. Days sales outstanding (DSO) were 75 days, compared to 66 days in the fourth quarter of fiscal year 2009 and 89 days in the first quarter of fiscal year 2009.

As of March 31, 2010, the company had $6 million in cash and cash equivalents and $108 million in debt. After the close of the quarter, the Company completed a private offering of $200 million in aggregate principal amount of Senior Notes. ManTech intends to use the approximately $196.0 million in net cash proceeds from this offering for general corporate purposes and to support future growth through acquisitions. As an interim measure, ManTech paid down existing funded debt on its $350 million revolving credit facility.

Contract Awards

Contract awards (bookings) totaled $602 million in the first quarter, representing a book-to-bill ratio of 1.0. Large, single-award contracts received during the quarter include:

•

Secure Border Initiative (SBI) Systems Engineering Support. ManTech received a single-award, indefinite-delivery/indefinite-quantity contract from the Department of Homeland Security (DHS) to provide systems engineering and program management support services to the SBI Program Office, whose mission is to promote border security strategies that protect against and prevent terrorist attacks and other transnational crimes. The three-year, $99 million program was awarded to ManTech in the fourth quarter of fiscal year 2009 and a subsequent protest was resolved in February.

•	Classified System Engineering Programs. ManTech was awarded two contracts totaling $173 million over five years to provide systems engineering and technical services to classified programs.

In addition to these competitive awards, ManTech received extensions to the Global Property Management Support Services contract and the Tank-automotive and Armaments Command (TACOM) contract supporting route clearance vehicles together totaling more than $100 million.

The bookings total excludes awards in the quarter with an active protest as well as multiple-award contracts where ManTech has no history of performance. During the first quarter, the government also awarded ManTech a $160 million prime contract to provide system engineering and integration services to support current and future space launch operations for the U.S. Air Force Launch and Range Systems Wing (LRSW). This award was protested and the protest was denied in April, so the award will be included in next quarter’s bookings.

The company’s backlog of business at the end of quarter was $4.6 billion, of which $1.4 billion was funded. Compared to the first quarter of fiscal year 2009, total backlog increased 13 percent and funded backlog increased 29 percent, due in part to the robust backlog brought by the STI acquisition.

“Our recent wins and superior positioning allowed us to deliver organic growth across all of our operating groups in the first quarter,” said Lawrence B. Prior, ManTech President and Chief Operating Officer. “I am especially pleased that our technical capability and past experience in systems engineering allowed us to aggressively pursue and capture new opportunities providing technical and engineering advisory support to government customers concerned with conflicts of interest. We are demonstrating our ability to win in the market, staff up quickly, and execute on mission.”

Forward Guidance

The Company expects the increased interest expense associated with the debt offering to decrease net income by $5M and diluted earnings per share by $0.14 in fiscal year 2010. Other than adjusting the ranges for the debt offering, the Company reaffirms the guidance previously given on February 24, 2010. The new guidance ranges, which assume no future acquisitions or divestitures, are shown in the table below:

Measure	Fiscal 2010 Guidance
Revenue (million)	$2,630 - $2,850
Net Income (million)	$123 - $132
Diluted Earnings Per Share	$3.36 - $3.61

Kevin M. Phillips, ManTech Chief Financial Officer commented, “Our performance in the first quarter and our backlog and pipeline support our guidance range. We had some delays in material purchases in our in-theater vehicle maintenance business and some fee erosion, but we generally expect to recover over the year based on our positioning in areas of priority funding and our success in capturing new business. We also believe that future acquisitions will produce profits that will ultimately exceed the expenses associated with the debt offering.”

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts and institutional investors may participate on the conference call by dialing (888) 811-5427 (domestic) or (913) 312-0420 (international) and entering passcode 7801304. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech web site (www.mantech.com).

A replay of the conference call will be available by telephone approximately one hour after conclusion of the call through May 13, 2010 by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international) and entering passcode 7801304. In addition, a replay of the webcast will be available on the ManTech web site approximately two hours after the conclusion of the conference call.

About ManTech

Headquartered in Fairfax, Virginia with approximately 9,000 professionals, ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State,

Homeland Security and Justice; the Space Community; the National Oceanic and Atmospheric Administration; and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, global logistics and supply chain management, and service oriented architectures. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidations; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; risks of financing, such as increases in interest rates and restrictions imposed by our outstanding indebtedness; risks related to an inability to obtain new or additional financing; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this press release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Contact

Stuart Davis

Corporate EVP, Strategy and Communications

(703) 218-8269

stuart.davis@mantech.com

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

	(unaudited)
	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,564	$86,190
Receivables—net	503,984	399,239
Prepaid expenses and other	10,821	11,182

Total Current Assets	520,369	496,611

Property and equipment—net	15,267	14,498
Goodwill	632,208	488,217
Other intangibles—net	162,320	73,684
Employee supplemental savings plan assets	21,086	21,065
Other assets	6,943	6,672

TOTAL ASSETS	$1,358,193	$1,100,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$265,157	$157,358
Accrued salaries and related expenses	59,602	55,429
Billings in excess of revenue earned	7,188	7,737

Total Current Liabilities	331,947	220,524

Debt	108,300	—
Accrued retirement	21,668	22,033
Other long-term liabilities	7,186	6,877
Deferred income taxes—non-current	34,161	33,848

TOTAL LIABILITIES	503,262	283,282

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 22,800,304 and 22,602,110 shares issued at March 31, 2010 and December 31, 2009; 22,557,264 and 22,359,070 shares outstanding at March 31, 2010 and December 31, 2009	228	226
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,605,345 and 13,605,345 shares issued and outstanding at March 31, 2010 and December 31, 2009	136	136
Additional paid-in capital	372,661	362,730
Treasury stock, 243,040 shares at cost at March 31, 2010 and December 31, 2009	(9,114)	(9,114)
Retained earnings	492,283	464,742
Accumulated other comprehensive loss	(180)	(172)
Unearned Employee Stock Ownership Plan Shares	(1,083)	(1,083)

TOTAL STOCKHOLDERS’ EQUITY	854,931	817,465

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,358,193	$1,100,747

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENT OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)
	Three months ended March 31,
	2010	2009

REVENUES	$587,557	$449,570
Cost of services	499,566	370,304
General and administrative expenses	42,759	38,908

OPERATING INCOME	45,232	40,358
Interest expense	(997)	(303)
Interest income	128	69
Other expense, net	(62)	(3)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	44,301	40,121
Provision for income taxes	(16,760)	(15,643)

NET INCOME	$27,541	$24,478

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.76	$0.69

Weighted average common shares outstanding	22,415	21,594

Class B basic earnings per share	$0.76	$0.69

Weighted average common shares outstanding	13,605	13,912

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.76	$0.68

Weighted average common shares outstanding	22,727	21,955

Class B diluted earnings per share	$0.76	$0.68

Weighted average common shares outstanding	13,605	13,912

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In Thousands)

	(unaudited)
	Three months ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,541	$24,478
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,684	1,729
Excess tax benefits from exercise of stock options	(459)	(173)
Deferred income taxes	1,099	862
Depreciation and amortization	6,773	4,402
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	(30,581)	(36,863)
Prepaid expenses and other	(179)	6,066
Accounts payable and accrued expenses	35,870	(8,491)
Accrued salaries and related expenses	1,086	(25,555)
Billings in excess of revenue earned	(549)	918
Accrued retirement	(365)	174
Other	(133)	647

Net cash flow from operating activities	42,787	(31,806)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,649)	(443)
Investment in capitalized software for internal use	(725)	(1,232)
Acquisition of businesses—net of cash acquired	(236,689)	(14,336)

Net cash flow from investing activities	(239,063)	(16,011)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	6,891	1,767
Excess tax benefits from the exercise of stock options	459	173
Net borrowings under the line of credit	108,300	51,100

Net cash flow from financing activities	115,650	53,040

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(80,626)	5,223
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	86,190	4,375

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,564	$9,598